Exhibit 99.1

Universal Travel Group Announces Unaudited Fourth Quarter and Full Year 2011 Results

SHENZHEN, China, May 21, 2012 – Universal Travel Group (“Universal Travel Group” or the “Company”) (OTC Pink: UTRA), a leading travel services provider in China, offering packaged tours, air ticketing, and hotel reservation services online and via customer service representatives, today announced unaudited financial results for the fourth quarter and full year ended December 31, 2011.

Strategic shift in the hotel reservation segment, tighter risk management and goodwill impairments position the Company for sustainable business performance

Fourth Quarter 2011 Highlights

•	Revenue decreased 15.4% year-over-year to $47.0 million
•	Gross profit decreased 1.2% year-over-year to $14.5 million
•	Gross margin was 30.8%, compared to 26.4% in the same period of 2010
•	GAAP income from operations increased 3.8% year-over-year to $8.9 million
•	GAAP net income increased 9.7% to $6.0 million or $0.30 per diluted share

Full Year 2011 Highlights

•	Revenue increased 1.37% year-over-year to $155.4 million
•	Gross profit increased 2.63% year-over-year to $42.2 million
•	Gross margin was 27.1%, compared to 26.8% in the same period of 2010
•	GAAP income from operations decreased 2.1% year-over-year to $28.8 million
•	GAAP net income decreased 5.5% to $20.8 million or $1.03 per diluted share, compared to $22.0 million or $1.14 per diluted share last year

Fourth Quarter 2011 Financial Results

Revenue for the three months ended December 31, 2011, was $47.0 million compared to $55.5 million for the same period in 2010, a decrease of approximately 15.4%. The decrease in revenue was associated with decreased revenue in air ticketing and packaged tour segments compared to the same period of 2010.

Revenue from air-ticketing was $7.9 million, compared to $9.8 million for the same period last year, a decrease of 19.2%. This decrease was mainly due to lower air-ticket sales in 2011 compared to the previous year, when Shanghai World Expo contributed significantly to higher air-ticket sales. In view of China's continued economic prosperity and strong growth in China’s civil aviation transportation volume we believe that our revenue from the air-ticketing segment will grow in the foreseeable future.

Revenue generated by the Company’s hotel reservation segment was $4.1 million compared to $3.4 million for the same period in 2010, an increase of 19.8%. The segment benefited from the new strategy implemented in the second quarter of 2011 when the Company discontinued all hotel room wholesale operations previously conducted through the China Booking Association platform. Since then, the Company has focused on the more profitable direct sales of packaged hotel products. After transitioning in the second and third quarters of 2011, revenue in the fourth quarter of 2011 increased compared to the same period in 2010.

Revenue generated by packaged tours was $34.9 million compared to $42.3 million for the same period in 2010, a decrease of 17.4%. Revenues in 2010 benefited significantly from higher business volumes related to the Shanghai World Expo.

Gross profit was $14.5 million for the three months ended December 31, 2011 compared to $14.6 million for the three months ended December 31, 2010, a slightly decrease of 1.2%. Gross profit margin for the fourth quarter of 2011 was 30.8% compared to 26.4% for the same period the previous year. The increase in gross profit margin was mostly due to the growth in revenue generated by the Company’s strategic shift to direct sales in its hotel reservation segment.

Selling, general and administrative (“SG&A”) expenses totaled $2.8 million compared to $6.1 million for the same period last year, a decrease of 54.1%. The SG&A expenses were 5.9% of revenue for the three months ended December 31, 2010, compared to 11.0% for the same period last year. The decrease in percentage was mainly associated with higher stock based compensation of 2009 incentive stock option plan with accelerated vesting period from six years to three years after the Company reported after tax Net Income of $14,000,000, $18,000,000, and $22,000,000 in its Annual Report on Form 10-K filed with the SEC for its fiscal years 2008, 2009, and 2010, respectively.

Income from operations increased 3.8% to $8.9 million from $8.5 million in the same period last year. The Company incurred non-cash charges related to stock-based compensation in the fourth quarter of $0.7 million and impairment loss of goodwill $2.5 million. Excluding this non-cash charge, the Company’s adjusted income from operations would be $12.1 million for the fourth quarter of 2011, a decrease of 2.7% from the same period last year. Adjusted operating margin was 25.8%.*

Net income was $6.0 million compared to $5.5 million for the same period last year. The Company incurred non-cash charges related to the change in fair value of derivative liabilities of $0.05 million, stock-based compensation of $0.7 million, and impairment loss of goodwill of $2.5 million in the fourth quarter. Excluding these non-cash charges, the Company’s adjusted net income from continuing operations would be $9.2 million, or $0.46 per fully diluted share, a slight decrease of 4.4% compared to $9.6 million, or $0.50 per fully diluted share, in the fourth quarter of 2010.*

*See Table 1 for a reconciliation of operating income, net income and EPS to exclude non-cash charges related to the change in fair value of derivative liabilities and stock-based compensation.

Full Year 2011 Financial Results

Revenue for full year 2011 was $155.4 million compared to $153.3 million for the same period in 2010, an increase of 1.4%. Revenue from air-ticketing was $23.6 million compared to $24.2 million last year, a decrease of 2.3%. Revenue generated by the hotel reservation segment was $13.5 million compared to $14.3 million in 2010, a decrease of 6.0%. Revenue generated by package tours was $118.3 million compared to $114.8 million in 2009, an increase of 3.1%.

Gross profit was $42.2 million compared to $41.1 million for full year 2010, an increase of 2.6%. Gross profit margin for the full year of 2011 was 27.1% compared to 26.8% last year.

SG&A expenses totaled $10.7 million compared to $11.8 million for the same period last year, a decrease of 9.4%. SG&A expenses were 6.9% of revenue compared to 7.7% for the same period last year.

Income from operations decreased 2.1% to $28.8 million from $29.4 million in the full year 2010. The Company incurred non-cash charges related to stock-based compensation in the full year 2011 of $3.1 million compared to $4.9 million in the year earlier period. In addition, the Company recognized the impairment of its goodwill in the amount of $1.54 million, $0.63 million, and $0.35 million in its subsidiary Shanghai Lanbao Travel Service Co., Ltd. and affiliated entities, Huangshan Holiday Travel Service Co. and Hebei Tianyuan Travel Agency Co., Ltd., respectively, for the year ended December 31, 2011.

Excluding this non-cash charge, the Company’s adjusted income from operations would be $34.4 million for the full year 2011, similar to 2010 Adjusted operating margin was 22.1%.*

Net income was $20.8 million compared to $22.0 million for the same period last year. The Company incurred non-cash charges related to the change in fair value of derivative liabilities of $0.5 million, stock-based compensation of $3.1 million, and impairment loss of goodwill of $2.5 million in the full year 2011.

Excluding these non-cash charges, adjusted net income would be $25.9 million, or $1.29 per fully diluted share, no change from $25.9 million, or $1.34 per fully diluted share, in the full year 2010.*

Financial Condition

Cash and cash equivalents were $10.0 million as of December 31, 2011. Current assets and current liabilities as of December 31, 2011, were $142.7 million and $11.5 million, respectively, yielding working capital of $131.2 million. The Company has no long-term debt. For the twelve months ended December 31, 2010, net cash provided by operating activities was approximately $18.0 million.

Use of Adjusted Financial Measures

GAAP results for the three months ended December 31, 2011 include non-cash charges related to the change in fair value of derivative liabilities, stock-based compensation, and goodwill impairment loss. To supplement the Company’s unaudited consolidated financial statements presented on a GAAP basis, the Company has provided adjusted financial information excluding the impact of these items in this release. It is a departure from US GAAP, however, the Company’s management believes that this adjusted measure provides investors with a better understanding of how the results relate to the Company’s historical performance. A reconciliation of the adjustments to GAAP results appears in the table accompanying this press release. This additional adjusted information is not meant to be considered in isolation or as a substitute for GAAP financials. The adjusted financial information that the Company provides also may differ from the adjusted information provided by other companies.

Safe Harbor Statement

This news release contains forward-looking statements. These statements constitute "forward-looking" statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and as defined in the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by terminology such as "will," "expects," "anticipates," "future," "intends," "plans," "believes," "estimates," "target," "going forward," "outlook" and similar statements. Such statements are based upon management's current expectations and current market and operating conditions, and relate to events that involve known or unknown risks, uncertainties and other factors, all of which are difficult to predict and many of which are beyond the Company's control, which may cause the Company's actual results, performance or achievements to differ materially from those in the forward-looking statements. Further information regarding these and other risks, uncertainties or factors is included in the Company's filings with the U.S. Securities and Exchange Commission. The Company does not undertake any obligation to update any forward-looking statement as a result of new information, future events or otherwise, except as required under law.

About Universal Travel Group

Universal Travel Group (OTC Pink: UTRA) is a leading China-based travel services provider, focusing on the domestic tourism market for leisure and corporate travel and offering packaged tours, air ticketing, and hotel reservation services. The Company targets geographic expansion in underpenetrated travel markets in central and western China; and it has established a second operation base in Chongqing. With the Chinese disposal income continuing to rise driving demand for domestic leisure services, the Company continues to benefit and dominate packaged tour businesses. The Company operates multi-channels sales with 24 hour call centers, online website, owned and franchised sales offices and various wholesale channels.

For more information, please visit Universal Travel Group‘s website at us.cnutg.com

For investor and media inquiries, please contact:

Jing XIE, Secretary of Board & Chief Financial Officer

Universal Travel Group

Tel: 86-755-86319549

Fax: 86-755-86319348

06@cnutg.com

Website: us.cnutg.com

Christensen U.S.

Kimberly Minarovich

Tel: +1 212 618 1978

Kminarovich@ChristensenIR.com

Christensen Beijing

Christian Arnell

Tel: +86 10-5826-4939

Carnell@ChristensenIR.com

Financial tables to follow:

UNIVERSAL TRAVEL GROUP
RECONCILIATION OF ADJUSTED NET INCOME AND DILUTED EPS
FOR THE THREE MONTHS AND TWELVE MONTHS ENDED DECEMBER 31, 2011 AND 2010

	Three Months Ended		Three Months Ended
	December 31, 2011		December 31, 2010
	Net Income	Diluted EPS	Net Income	Diluted EPS
Adjusted Amount	$9,225,140	$0.46	$9,647,502	$0.50
Stock-based compensation	$728,156	$0.04	$3,910,376	$0.20
(Gain)/Loss in fair value of derivative liabilities	$(47,701)	$(0.00)	$248,791	$0.01
Impairment loss of goodwill	$2,524,705	$0.13	$-	$-
GAAP amount per consolidated statement of income	$6,019,980	$0.30	$5,488,335	$0.28
Weighted average number of shares - diluted	19,981,063		19,387,818

	Twelve Months Ended		Twelve Months Ended
	December 31, 2011		December 31, 2010
	Net Income	Diluted EPS	Net Income	Diluted EPS
Adjusted Amount	$25,912,395	$1.29	$25,936,226	$1.34
Stock-based compensation	$3,110,491	$0.15	$4,901,222	$0.25
(Gain)/Loss in fair value of derivative liabilities	$(540,619)	$(0.03)	$(1,004,390)	$(0.05)
Impairment loss of goodwill	$2,524,705	$0.13	$-	$-
GAAP amount per consolidated statement of income	$20,817,818	$1.03	$22,039,394	$1.14
Weighted average number of shares - diluted	20,162,979		19,387,818

RECONCILIATION OF ADJUSTED INCOME FROM OPERATIONS
FOR THE THREE MONTHS AND TWELVE MONTHS ENDED DECEMBER 31, 2011 AND 2010

	Three Months Ended	Three Months Ended
	December 31, 2011	December 31, 2010
	Operating Income	Operating Income
Adjusted Amount	$12,104,496	$12,439,216
Stock-based compensation	$728,156	$3,910,376
Impairment loss of goodwill	$2,524,705	$-
GAAP amount per consolidated statement of income	$8,851,635	$8,528,840

	Twelve Months Ended	Twelve Months Ended
	December 31, 2010	December 31, 2009
	Operating Income	Operating Income
Adjusted Amount	$34,392,472	$34,273,350
Stock-based compensation	$3,110,491	$4,901,222
Impairment loss of goodwill	$2,524,705	$-
GAAP amount per consolidated statement of income	$28,757,276	$29,372,128

UNIVERSAL TRAVEL GROUP

CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2011	2010
	Unaudited
ASSETS
Cash and cash equivalents	$9,967,525	$39,618,988
Restricted Cash	1,149,432	307,027
Short term investments	71,375,722	19,681,308
Accounts receivable, net	49,371,404	38,658,011
Other receivables and deposits, net	616,134	780,400
Trade deposit	8,831,828	8,173,426
Prepayments	1,360,625	1,216,857
Note receivable	-	2,314,259
Total Current Assets	142,672,670	110,750,276

Property & equipment, net	1,667,868	1,692,595
Intangible assets, net	2,397,196	3,110,882
Goodwill	21,984,204	24,508,909
Total Noncurrent Assets	26,049,268	29,312,386
Total Assets	$168,721,938	$140,062,662

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued expenses	$5,893,985	$5,045,674
Customer deposits	2,045,121	2,203,487
Income tax payable	3,527,867	3,189,965
Total Current Liabilities	11,466,973	10,439,126

Warrants - derivative liability	270,310	810,929
Deferred tax liability	259,540	477,397
Long-term income tax payable	98,476	30,804
Total Liabilities	12,095,299	11,758,256

STOCKHOLDERS' EQUITY
Preferred stock, $0.001 par value, 5,000,000 shares authorized, no shares issued and outstanding at December 31, 2011 and 2010	-	-
Common stock, $.001 par value, 70,000,000 shares authorized, 19,898,235 issued and outstanding at December 31, 2011 and 2010	19,898	19,898
Additional paid in capital	67,282,046	64,171,555
Statutory reserve	1,062,741	1,062,741
Retained earnings	80,442,004	59,624,186
Accumulated other comprehensive income	7,819,950	3,426,026
Total Stockholders' Equity	156,626,639	128,304,406
Total Liabilities and Stockholders' Equity	$168,721,938	$140,062,662

UNIVERSAL TRAVEL GROUP

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

FOR THE YEARS ENDED DECEMBER 31,

	2011	2010
	Unaudited

Revenues
Air ticketing, net	$23,639,051	$24,189,452
Hotel reservation, net	13,452,721	14,303,080
Packaged tours, gross	118,332,077	114,826,414
	155,423,849	153,318,946
Cost of services
Air ticketing, net	8,296,788	8,838,496
Hotel reservation, net	1,742,781	4,659,667
Packaged tours, gross	103,204,918	98,724,258
	113,244,487	112,222,421

Gross Profit	42,179,362	41,096,525

Selling, general and administrative expenses	(10,686,344)	(11,790,250)
Gains/(Losses) on disposal of fixed assets	(211,037)	65,853
Impairment loss of goodwill	(2,524,705)	-
Income from operations	28,757,276	29,372,128

Other income (expense)
Other income (expense)	(122,406)	(28,183)
Gain on change of fair value of derivative liabilities	540,619	1,004,390
Interest income	1,050,514	143,102
Total other income	1,468,727	1,119,309

Income before income taxes	30,226,003	30,491,437

Provision for income taxes	9,408,185	8,452,043
Net Income	$20,817,818	$22,039,394

Comprehensive Income
Net income	$20,817,818	$22,039,394
Foreign currency translation adjustments	4,393,924	1,780,893
Total Comprehensive income	$25,211,742	$23,820,287

Net income per common share
Basic	$1.05	$1.19
Diluted	$1.03	$1.14

Weighted average common shares outstanding
Basic	19,898,235	18,493,832
Diluted	20,162,979	19,387,818

UNIVERSAL TRAVEL GROUP

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2011 AND 2010

						Accumulated
			Additional			Other	Total
	Common Stock		Paid In	Statutory	Retained	Comprehensive	Stockholders’
	Shares	Amount	Capital	Reserve	Earnings	Income	Equity

Balance December 31, 2009	16,714,457	16,714	37,671,645	372,144	37,915,251	1,645,133	77,620,887
Stock based compensation	-	-	4,901,222	-	-	-	4,901,222
Stock issued for acquisitions	326,635	327	2,833,491	360,138	-	-	3,193,956
Transfer to statutory reserves				330,459	(330,459)		-
Stock issued for cash net of offering costs	2,857,143	2,857	18,765,197	-	-	-	18,768,054
Net income	-	-	-	-	22,039,394	-	22,039,394
Foreign currency translation adjustments	-	-	-	-	-	1,780,893	1,780,893
Balance December 31, 2010	19,898,235	$19,898	$64,171,555	$1,062,741	$59,624,186	$3,426,026	$128,304,406
Stock based compensation	-	-	3,110,491	-	-	-	3,110,491
Net income	-	-	-	-	20,817,818	-	20,817,818
Foreign currency translation adjustments	-	-	-	-	-	4,393,924	4,393,924
Balance December 31, 2011 (Unaudited)	19,898,235	$19,898	$67,282,046	$1,062,741	$80,442,004	$7,819,950	$156,626,639

UNIVERSAL TRAVEL GROUP

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31,

	2011	2010
	Unaudited
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$20,817,818	$22,039,394
Add:
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,247,001	1,557,483
Provision for doubtful accounts	239,512	474,443
Stock based compensation	3,110,491	4,901,222
(Gain)/Loss on change in fair value of derivative liabilities	(540,619)	(1,004,390)
(Gain)/Loss on disposal of fixed assets	211,037	(65,853)
Goodwill impairment loss	2,524,705	-
(Increase) / decrease in assets:
Restricted cash	(816,735)	(196,201)
Accounts receivable	(8,989,672)	(20,491,520)
Other receivable	193,044	514,636
Advances	-	442,559
Prepayments	(92,570)	(471,352)
Trade deposits	(319,373)	1,867,318
Increase / (decrease) in current liabilities:
Accounts payable and accrued expenses	632,030	1,754,490
Customer deposits	(244,452)	121,133
Income tax payable	204,304	1,086,884
Deferred tax liabilities	(217,857)	465,639
Long-term tax payable	67,672	30,045
Net cash provided by operating activities	18,026,336	13,025,930

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property & equipment	(742,773)	(3,125,147)
Purchase of intangibles	-	(51,359)
Proceeds from disposal of fixed assets	80,565	5,698,488
(Increase)/Decrease in short term investments	(50,085,387)	(19,196,588)
(Increase)/Decrease in notes receivable	2,370,696	(536,163)
Acquisition deposits	-	4,101,052
Cash paid for acquisition – net of cash acquired	-	(15,782,799)
Net cash (used in) investing activities	(48,376,900)	(28,892,516)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds of equity financing	-	18,768,054
Net cash provided by financing activities	-	18,768,054

Effect of exchange rate changes on cash and cash equivalents	699,101	142,779

Net change in cash and cash equivalents	(29,651,463)	3,044,247
Cash and cash equivalents, beginning balance	39,618,988	36,574,741
Cash and cash equivalents, ending balance	$9,967,525	$39,618,988

SUPPLEMENTAL DISCLOSURES:
Cash paid during the year for:
Interest payments	$-	$-
Income taxes	$9,070,283	$6,916,553

Purchased goodwill	$-	$(14,612,639)
Purchased intangible assets	-	(3,236,376)
Fair value of assets purchased less cash acquired	-	(767,602)
Acquisition financed with stock issuance	-	2,833,818
Acquisition paid for with cash - net of acquired	$-	$(15,782,799)